                               AMENDMENT No. 2
                                    to the
                  AMENDED AND RESTATED DECLARATION OF TRUST
                                      of
                          OPPENHEIMER MUNICIPAL FUND

      This  Amendment  Number 2 is made as of January  8, 2003 to the  Amended
and  Restated  Declaration  of  Trust  of  Oppenheimer   Municipal  Fund  (the
"Trust"),  dated  as of  June  7,  2002,  by  the  individual  executing  this
Amendment below on behalf of the Trustees of the Trust.

      WHEREAS, the Trustees established  Oppenheimer Municipal Fund as a trust fund under the laws of the Commonwealth of  Massachusetts,  for the investment and reinvestment of funds  contributed  thereto,  under a Declaration of Trust dated  September 16, 1996 as amended and restated June 7, 2002, and as further amended by Amendment No. 1 dated as of September 30, 2002;

      WHEREAS,  the Trustees,  acting  pursuant to Section 12 of ARTICLE NINTH of the Trust's  Amended and Restated  Declaration of Trust dated June 7, 2002, desire to change the  principal  place of  business  of the Trust  established under the Amended and Restated Declaration of Trust dated June 7, 2002;

      NOW,  THEREFORE,  the Trust's Amended and Restated  Declaration of Trust
is amended as follows:

      Article FIRST of the Trust's  Amended and Restated  Declaration of Trust
is amended and restated to read as follows:

      ARTICLE FIRST - NAME, ADDRESS AND REGISTERED AGENT
      --------------------------------------------------
      This  Trust  shall be known as  OPPENHEIMER  MUNICIPAL  FUND.  The address of  Oppenheimer  Municipal  Fund is 6803 South Tucson Way,
      Centennial,  CO 80112.  The  Registered  Agent for  Service  is CT
      Corporation System, 101 Federal Street, Boston, MA 02110.

      Acting  pursuant to Section 12 of ARTICLE NINTH and Section 4 of ARTICLE
SEVENTH,  and acting  pursuant to authority  delegated to the  undersigned  by resolution of the Trustees,  the  undersigned  signs this  amendment by and on behalf of the Trust.

                                                Oppenheimer Municipal Fund

                                                /s/Denis R. Molleur
                                                ------------------------------
                                                Denis R. Molleur,
                                                Assistant Secretary